EXHIBIT 1.1


                                                                EXECUTION COPY






______________________________________________________________________________


                        COMDISCO HOLDING COMPANY, INC.

                                      and

                         MELLON INVESTOR SERVICES LLC

                                as Rights Agent

                            Rights Agent Agreement

                          Dated as of August 12, 2002


______________________________________________________________________________



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                                                TABLE OF CONTENTS
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
Section 1.        Certain Definitions.........................................................................1


Section 2.        Appointment of Rights Agent.................................................................1


Section 3.        Issuance of Right Certificates..............................................................1


Section 4.        Rights Distributions........................................................................1


Section 5.        Release of Rights Distributions from Disputed Claims Reserve................................1


Section 6.        Calculation of Recovery Percentages and Amount of Rights Distribution.......................1


Section 7.        Form of Right Certificates..................................................................1


Section 8.        Countersignature and Registration...........................................................1


Section 9.        Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated,
                  Destroyed, Lost or Stolen Right Certificates................................................1


Section 10.       Cancellation and Destruction of Right Certificates..........................................1


Section 11.       Status and Availability of Rights and New Common Shares.....................................1


Section 12.       Common Shares Record Date...................................................................1


Section 13.       Fractional Rights and Fractional Shares.....................................................1


Section 14.       Agreement of Right Holders..................................................................1


Section 15.       Concerning the Rights Agent.................................................................1


Section 16.       Merger or Consolidation or Change of Name of Rights Agent...................................1


Section 17.       Duties of Rights Agent......................................................................1


Section 18.       Change of Rights Agent......................................................................1


Section 19.       Notices.....................................................................................1


Section 20.       Supplements and Amendments..................................................................1


Section 21.       Successors..................................................................................1


Section 22.       Benefits of this Agreement..................................................................1


Section 23.       Plan and Rights Terms Exhibit...............................................................1


Section 24.       Tax Reporting; Withholding..................................................................1


Section 25.       Severability................................................................................1


Section 26.       Governing Law...............................................................................1


Section 27.       Counterparts................................................................................1


Section 28.       Descriptive Headings........................................................................1

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                            RIGHTS AGENT AGREEMENT
                            ----------------------

         Rights Agent Agreement, dated as of August 12, 2002, between Comdisco Holding Company, Inc., a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, as rights agent (the "Rights Agent").

         WHEREAS, on July 30, 2002, Comdisco, Inc., a wholly-owned subsidiary of the Company ("Comdisco"), adopted, and the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Court") approved, the First Amended Joint Plan of Reorganization of Comdisco, Inc. and Its Affiliated Debtors, as amended and confirmed (the "Plan");

         WHEREAS, pursuant to the Plan, the Company has authorized and will issue to holders of (i) Allowed Class C-5A Interests and (ii) Allowed Class C-5B Subordinated Claims freely transferable rights (the "Rights" and each, a "Right") to receive certain distributions to be made by the Company of cash or shares of Common Stock, $.01 par value, of the Company ("New Common Shares") or a combination of cash and New Common Shares as set forth in the Plan (the distributions to be made to the holders of the Rights hereunder to be referred to as "Rights Distributions");

         WHEREAS, pursuant to the Plan, as of the Effective Date, one Right shall be issuable for each share of common stock constituting Old Equity and cancelled pursuant to the Plan (the "Cancelled Common Stock") that was held by each holder of Allowed Class C-5A Interests and each share of Cancelled Common Stock that was held by, and the subject of a Claim by, each holder of Class C-5B Subordinated Claims at the Close of Business on the Effective Date; provided, however, that notwithstanding anything to the contrary herein, no duplicate Rights will be issued in the event that any shares of Cancelled Common Stock are the subject of both Allowed Class C-5A Interests and Class C-5B Subordinated Claims;

         WHEREAS, the administration and processing of the Rights
Distributions and other matters in connection with the Rights will involve substantial administration;

         WHEREAS, the Company desires that the Rights Agent act on behalf of the Company, and the Rights Agent is willing to so act, in connection with the Rights;

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Plan. For purposes of this Agreement, the following terms have the meanings indicated:

         "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of Illinois are authorized or obligated by law or executive order to close.

         "Class C-5A Interests" shall mean holders of Interests in Class C-5 as provided in the Plan.

         "Class C-5B Subordinated Claims" shall mean holders of Subordinated Claims in Class C-5 as provided in the Plan.

         "Close of Business" on any given date shall mean 5:00 P.M., Chicago, Illinois time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Chicago, Illinois time, on the next succeeding Business Day.

         "Code" shall have the meaning set forth in Section 24(a) hereof.

         "Company" shall have the meaning set forth in the introductory paragraph hereof.

         "Creditor Distribution Record Date" shall have the meaning set forth in Section 4(c) hereof.

         "Disputed Claims Reserve" shall have the meaning set forth in the Plan.

         "Disputed Rights" shall have the meaning set forth in Section 3(a)(iii) hereof.

         "Distributions to Creditors' shall have the meaning set forth in Exhibit A hereto.

         "Effective Date" shall mean August 12, 2002.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Form W-8" shall have the meaning set forth in Section 24(a) hereof.

         "Fractional Share Amount" shall have the meaning set forth in Section 13(b) hereof.

         "New Common Shares" shall mean the shares of common stock, par value $0.01 per share, of the Company issued on or after the Effective Date.

         "Person" shall mean any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Right" or "Rights" shall mean freely transferable rights to receive Rights Distributions. Each Right shall entitle the holder thereof to receive a pro rata share of the Rights Distributions as set forth in Exhibit C-2 to the Plan.

         "Rights Agent" shall (i) have the meaning set forth in the introductory paragraph hereof, (ii) mean any successor or replacement to Mellon Investor Services LLC as provided in Sections 16 and 18 hereof or (iii) any additional Person appointed pursuant to Section 2 hereof.

         "Right Certificate" shall mean a certificate evidencing a Right in substantially the form of Exhibit B hereto.

         "Rights Distributions" shall mean any distributions from the Company of cash and/or New Common Shares (including distributions in respect of New Common Shares) to which the holders of the Rights are entitled pursuant to the terms of the Plan, including without limitation the Rights Terms Exhibit.

         "Rights Distribution Record Date" shall mean the record date established by the Company for a Rights Distribution to be made to the holders of Rights established pursuant to Section 4(d) hereof.

         "Rights Registry" shall have the meaning set forth in Section 8(b) hereof.

         "Rights Terms Exhibit" shall mean the Contingent Equity Distribution Agreement set forth as Exhibit C-2 to the Plan and attached hereto as Exhibit A.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Treasury Regulations" shall have the meaning set forth in Section 24(a) hereof.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten (10) days prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

         Section 3.  Issuance of Right Certificates

              (a) Right Certificates will be issued pursuant to Sections 7.9 and 9.6(b) of the Plan as follows:

              (i) Each holder of record of Allowed Class C-5A Interests as of the Close of Business on the Effective Date will receive in accordance with the Plan a Right Certificate evidencing one Right for each share of Cancelled Common Stock represented by such Allowed Class C-5A Interest;

              (ii) Each holder of record of Allowed Class C-5B Subordinated Claims as of the Close of Business on the Effective Date will receive in accordance with the Plan a Right Certificate evidencing one Right for each share of Cancelled Common Stock represented by such Allowed Class C-5B Subordinated Claim; and

              (iii) The Company will issue to the Disbursing Agent for, and to be held in, the Disputed Claims Reserve, in respect of each holder of record of Class C-5B Subordinated Claims that are Disputed Claims as of the Close of Business on the Effective Date, a Right Certificate evidencing one Right for each share of Cancelled Common Stock which was the subject of such holder's Class C-5B Subordinated Claim ("Disputed Rights").

              (b) Notwithstanding clause (a), if any such holder holds shares of Cancelled Common Stock that provided the basis for both an Allowed Class C-5A Interest and a Class C-5B Subordinated Claim, then no Rights shall be issued in respect of such holder's Class C-5B Subordinated Claims except to the extent the number of shares of Cancelled Common Stock relating to such Class C-5B Subordinated Claims exceeds the number of shares of Cancelled Common Stock represented by such holder's Allowed Class C-5A Interests.

              (c) Rights Distributions in respect of Right Certificates issued but not distributed pursuant to Section 9.6(b) of the Plan shall be held by the Rights Agent. If the distribution to a holder of a Right Certificate pursuant to Section 9.6(b) of the Plan occurs subsequent to any Rights Distribution in respect thereof, upon the receipt of specific, written instructions from the Company, the Rights Agent shall distribute all Rights Distributions paid with respect to such Right Certificate to the registered holder thereof.

              (d) Disputed Rights shall be held in a Disputed Claims Reserve subject to Article X of the Plan. In the event that any Class C-5B Subordinated Claim becomes an Allowed Class C-5B Subordinated Claim in whole or in part, the Disputed Rights (or portions thereof) issued in respect of such Allowed Class C-5B Subordinated Claim shall no longer be Disputed Rights and shall be distributed to the holder of such Allowed Class C-5B Subordinated Claim in accordance with the Plan. In the event that any Class C-5B Subordinated Claim is withdrawn or becomes a Disallowed Claim (in whole or in part) pursuant to Article X of the Plan, the Disputed Rights issued in respect of the Disallowed portion thereof shall be returned by the Disbursing Agent to the Rights Agent and cancelled.

              (e) On or prior to June 30, 2003, but in no event earlier than June 15, 2003, the Rights Agent, upon the receipt of specific written instructions from the Company (which the Company hereby agrees to provide) and at the expense of the Company, shall provide to the holders of record of Allowed Class C-5A Interests who have not yet surrendered to the Rights Agent certificates representing their shares of Cancelled Common Stock (or an affidavit of loss and indemnity satisfactory to the Rights Agent as specified in Section 9.6(b) of the Plan) written notice that the failure to surrender such certificates or to execute and deliver an affidavit of loss and indemnity pursuant to Section 9.6(b) of the Plan prior to August 12, 2003 shall result in the forfeiture of such holder's rights and interests in respect of such Cancelled Common Stock, including the right to participate in any distributions pursuant to the Plan. Such notice shall contain written instructions regarding the proper delivery of such certificates or such affidavit of loss and indemnity.

         Section 4.  Rights Distributions

              (a) The Company (or the Disbursing Agent or other distribution agent on the Company's behalf) shall distribute to the Rights Agent the Rights Distributions to which the holders of the Rights are entitled pursuant to the terms of the Plan, including without limitation the Rights Terms Exhibit, which terms are expressly incorporated herein and made a part hereof. As set forth in the Rights Terms Exhibit, holders of Rights will be entitled to Rights Distributions from the Company in the form of distributions of cash or New Common Shares or combination of cash and New Common Shares (as the Company may elect in its sole discretion) in accordance with the terms and conditions of the Rights Terms Exhibit and the Plan after certain Recovery Thresholds (as defined in the Rights Terms Exhibit) are met.

              (b) The Company hereby agrees to distribute, or to cause the Disbursing Agent or other distribution agent on its behalf to distribute, the full amount of any Rights Distributions constituting cash to be distributed to the Rights Agent in accordance with the Plan and the Rights Terms Exhibit.

              (c) The Company hereby agrees to distribute, or to cause the Disbursing Agent or other distribution agent or transfer agent on its behalf to distribute, the full amount of any Rights Distributions made in the form of New Common Shares to the Rights Agent in accordance with the Plan and the Rights Terms Exhibit, and on or prior to the record date (the "Creditor Distribution Record Date") for the corresponding Distributions to Creditors (as defined in the Rights Terms Exhibit), such that the holders of the Rights, by virtue of their ownership of New Common Shares, will receive the Rights Distribution in connection with the Distributions to Creditors to which the Rights Distribution relates.

              (d) Subject to the foregoing, the Company may establish a Rights Distribution Record Date (with prompt notice thereof to the Rights Agent), which shall be no more than thirty (30) days prior to any Rights Distribution for purposes of determining the holders of Rights entitled to receive their pro rata share of a Rights Distribution. When a Rights Distribution is received by the Rights Agent, together with specific written instructions as to such Rights Distribution from the Company, the Rights Agent shall promptly distribute to the registered holders of the Right Certificates as of the Rights Distribution Record Date, as applicable, the cash and/or certificates of New Common Shares constituting such Rights Distribution, any such stock certificates to be registered in such name or names as may be designated by such holder.

              (e) Rights Distributions in respect of Disputed Rights shall be distributed to the Disbursing Agent and held in the Disputed Claims Reserve until released in accordance with the Plan and the provisions hereof.

              (f) Distributions paid with respect to New Common Shares issued in a Rights Distribution will constitute a Rights Distribution under this Agreement and payment of a Contingent Equity Distribution pursuant to the Rights Terms Exhibit and the Plan.

         Section 5. Release of Rights Distributions from Disputed Claims Reserve

              (a) Upon distribution of a Rights Certificate to the holder of a Disputed Claim that has become an Allowed Class C-5B Subordinated Claim pursuant to Section 3(d) hereof, the Company (or the Disbursing Agent or other distribution agent on the Company's behalf) shall distribute to the Rights Agent, together with specific written instructions as to such distribution from the Company, for distribution to such holder, that portion of any Rights Distributions previously distributed pursuant to the Plan allocable to such Allowed Class C-5B Subordinated Claim.

              (b) That portion of any Rights Distribution distributed in respect of and allocable to Disputed Rights (or portions thereof) that are subsequently withdrawn or Disallowed shall be held in the Supplemental Distribution Account, notwithstanding the cancellation of the Right Certificates to which such distributions related. At such time as no Disputed Rights remain in the Disputed Claim Reserve, any Rights Distributions remaining in the Supplemental Distribution Account shall be distributed by the Disbursing Agent to the Rights Agent. Upon the receipt of specific, written instructions from the Company (which shall include pro rata allocation amounts with respect to Rights), the Rights Agent shall promptly distribute such Rights Distributions to the registered holders of Right Certificates pro rata based on the number of Rights held by each such holder.

         Section 6. Calculation of Recovery Percentages and Amount of
Rights Distribution.   No later than 15 days prior to each Distribution Date,
the Company shall calculate the amount of the proposed Rights Distribution payable to holders of Rights and the form (New Common Shares or cash, or a combination of New Common Shares and cash) of such Rights Distribution, and shall promptly notify the Rights Agent in writing of such amounts on an aggregate and per Right basis.

         Section 7. Form of Right Certificates. The Right Certificates shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or obligations of the Rights Agent as set forth in this Agreement) and as are not inconsistent with the provisions of this Agreement or the Plan, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto, or to conform to usage. Subject to the other provisions of this Agreement, the Right Certificates, whenever issued or distributed, shall be dated as of the date of their issuance and on their face shall entitle the holders thereof to receive such percentage of Rights Distributions as shall be set forth therein.

         Section 8.  Countersignature and Registration.

              (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned, either manually or by facsimile. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agent Agreement any such person was not such an officer.

              (b) Upon the receipt of written notice from the Company that the initial distribution of Right Certificates pursuant to the Plan has occurred, the Rights Agent will keep or cause to be kept, at its office designated for such purposes, books for registration of the transfer of the Right Certificates issued hereunder (the "Rights Registry"). Such Rights Registry shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

         Section 9.  Transfer, Split Up, Combination and Exchange of
Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

              (a) Subject to the provisions of this Agreement, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to receive a like percentage of Rights Distributions as the Right Certificate or Right Certificates surrendered then entitled such holder to receive. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purposes; provided, however, no Right Certificate may be split up in a manner that would result in a fractional Right being issued. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment of a sum sufficient for any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Rights holder of applicable taxes and/or governmental charges unless and until it is satisfied that all such taxes or applicable governmental charges have been paid.

              (b) Subject to the provisions of this Agreement, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's or the Rights Agent's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

              Section 10. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agent Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 11.  Status and Availability of Rights and New Common Shares.

              (a) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all New Common Shares delivered to holders of Rights pursuant to this Agreement and the Plan shall, at the time of delivery of the certificates for such shares, be duly and validly authorized and issued and fully paid and non-assessable shares.

              (b) The Company further covenants and agrees that it will pay when due and payable any and all taxes and governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any New Common Shares. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for the New Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights or to issue or to deliver any certificates for New Common Shares until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

              (c) The Company further covenants and agrees to use reasonable best efforts to register the Rights and the New Common Shares under either
Section 12(b) or Section 12(g) of the Exchange Act and to file timely with the Securities and Exchange Commission all reports required to be filed thereunder so long as any Right Certificates are outstanding. The Company will include information regarding the Present Value of Distributions to Creditors in its annual and quarterly reports filed pursuant to the Exchange Act.

         Section 12. New Common Shares Record Date. Each Person in whose name any certificate for New Common Shares is issued in respect of the Rights shall for all purposes be deemed to have become the holder of record of the New Common Shares represented thereby on, and such certificate shall be dated, the date of issuance thereof, which date shall be no later than the applicable Creditor Distribution Record Date.

         Section 13. Fractional Rights and Fractional Shares.

              (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. The Company shall be entitled to round to the nearest whole number (up or down) the number of Rights to be issued to each record holder of Cancelled Common Stock that constitutes an Allowed Class C-5A Interest and each record holder of an Allowed Class C-5B Subordinated Claim, provided that a Right of
0.5 (one half) be rounded down to the next lowest number.

              (b) The Company shall not be required to issue fractions of New Common Shares or to distribute Common Share Certificates which evidence fractional New Common Shares. The Company shall be entitled to round down to the nearest whole number the number of New Common Shares to be issued to each holder of Rights in respect of Rights Distributions. The Company, at its option, shall either (i) instruct the Disbursing Agent in writing to sell at market a number of New Common Shares up to that portion of any Rights Distribution that would otherwise be payable in fractions of New Common Shares (the "Fractional Share Amount") and to distribute cash to the Rights Agent for distribution to holders of Rights in respect thereof pursuant to Section 4(d) hereof or (ii) if selling such New Common Shares at market is not practical or would adversely affect the price obtained therefor, distribute, in accordance with Section 4(b) hereof, cash to the Rights Agent for distribution to holders of Rights pursuant to Section 4(d) hereof in respect of the Fractional Share Amount, based on the average closing price of the New Common Shares during the twenty (20) trading days immediately preceding the applicable Rights Distribution Record Date.

              (c) The holder of a Right by the acceptance of the Right expressly waives any right to receive fractional Rights or fractional New Common Shares in respect of the Rights Distributions.

              (d) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

         Section 14. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

              (a) the Right Certificates are subject to the terms, provisions and conditions of the Plan, including the Rights Terms Exhibit;

              (b) the Right Certificates are transferable only in the Rights Registry maintained by the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer with a completed form of certification;

              (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate is registered in the Rights Registry as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

              (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other injunction, order, judgment, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company agrees to use its best efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 15.  Concerning the Rights Agent.

              (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, administration, delivery, execution and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, exercise, performance or administration of its duties under this Agreement. The costs and expenses incurred by the Rights Agent in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 15 and Section 17 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation or removal of the Rights Agent.

              (b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement or the exercise or performance of its duties hereunder, in reliance upon any Right Certificate or certificate for New Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction of the Company, direction, consent, certificate, statement, or other paper or document believed by it in the absence of bad faith to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons or otherwise upon the advice of counsel as set forth in Section 17 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice or instruction thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice or instruction.

         Section 16.  Merger or Consolidation or Change of Name of Rights Agent.

              (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 18 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

              (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 17. Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform those duties and obligations upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

              (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company, or may be an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in receipt of any action taken, suffered or omitted by it in the absence of bad faith in accordance with such advice or opinion.

              (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, omitting or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, omitted or suffered by it in the absence of bad faith under the provisions of this Agreement in reliance upon such certificate.

              (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. [Any and all liability of the Rights Agent under this Agreement will be limited to $50,000.

              (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

              (e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any New Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any New Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void hereunder).

              (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged end delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

              (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, a Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent, and the Rights Agent shall not be liable for any action taken, omitted or suffered to be taken by it in the absence of bad faith in accordance with instructions of any such officer.

              (h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

              (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents.

              (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

              (k) A copy of this Agreement shall be available at all reasonable times for inspection by any registered Right holder at the principal office of the Company.

              (l) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of the Rights or this Agreement in reliance upon an order, finding, instruction or other directive of the Bankruptcy Court, and shall act in accordance with any such order, finding, instruction or other directive.

         Section 18. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the New Common Shares by registered or certified mail, and to the holders of the Right Certificates as set forth in the Rights Registry by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the New Common Shares by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, having an office in the United States which is authorized under the laws of the applicable jurisdiction to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the New Common Shares, and publish a notice thereof in the Wall Street Journal. Failure to give any notice provided for in this Section 18, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 19. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by facsimile or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

              Comdisco Holding Company, Inc.
              6111 North River Road
              Rosemont, Illinois 60018-5159
              Attention: Controller
              Facsimile: (847) 518-5440

              with a copy to:

              Comdisco Holding Company, Inc.
              6111 North River Road
              Rosemont, Illinois 60018-5159
              Attention: General Counsel
              Facsimile: (847) 518-5478

              with a copy to:

              Skadden, Arps, Slate, Meagher & Flom (llinois)
              333 West Wacker Drive
              Chicago, IL 60606
              Attention:  L. Byron Vance III
              Facsimile:  (312) 407-0411

Any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by facsimile or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

              Mellon Investor Services, LLC
              150 N. Wacker Drive - Suite 2120
              Chicago, Il 60606
              Attention:  Relationship Manager
              Facsimile:  (312)  704-7112

              with a copy to:

              Mellon Investor Services LLC
              85 Challenger Road
              Ridgefield Park, NJ 07660-2108
              Attention:  General Counsel
              Facsimile:  (201) 296-4004

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the Rights Registry.

         Section 20. Supplements and Amendments. Except as provided in the last sentence of this Section 20, for so long as the Rights are outstanding, the Company may, and the Rights Agent shall, if the Company so directs in writing, supplement or amend this Agreement without the approval of any holders of Rights, provided that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such, (b) cause this Agreement again to become amendable other than in accordance with this sentence or (c) change or increase the Rights Agent's rights, duties, liabilities or obligations. Upon the delivery of a certificate from an appropriate officer of the Company which states that the supplement or amendment is in compliance with the terms of this Section 20, the Rights Agent shall execute such supplement or amendment, provided that any supplement or amendment that does not change or increase the Rights Agent's rights, duties, liabilities or obligations shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.

         Section 21. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates.

         Section 23. Plan and Rights Terms Exhibit. This Agreement is entered into pursuant to the Plan and the Rights Terms Exhibit. Should any provision of this Agreement be inconsistent with a provision of the Plan or the Rights Terms Exhibit, the terms and conditions of the Plan or the Rights Terms Exhibit, as applicable, shall control; provided, however, that (i) in the event of an inconsistency between the Plan and the Rights Terms Exhibit with respect to a provision of this Agreement, the Rights Terms Exhibit shall control, and (ii) nothing in this Section 23 shall impact provisions of this Agreement that supplement provisions of the Plan or the Rights Terms Exhibit but are not inconsistent therewith.

         Section 24.  Tax Reporting; Withholding.

              (a) On or before January 31st of the year following each year in which a holder of a Right or Rights receives any Rights Distribution hereunder, the Rights Agent shall prepare and mail to each such holder, unless such holder has provided the Rights Agent with a valid, properly completed Internal Revenue Service Form W-8BEN, W-8ECI, W-8EXP or W-8IMY (each, a "Form W-8"), as applicable, in accordance with United States Treasury Regulations (the "Treasury Regulations") promulgated under the Internal Revenue Code of 1986, as amended (the "Code"), an appropriate Form 1099 reporting the distribution(s) as of the year of payment, in accordance with the Code and the Treasury Regulations. The Rights Agent shall also prepare and file copies of such Forms 1099 by magnetic tape with the Internal Revenue Service on or before February 28th of the year following the distribution(s), in accordance with the Code and the Treasury Regulations.

              (b) If the Rights Agent has not received a valid, properly completed Internal Revenue Service Form W-9 (or substitute Form W-9) or a valid, properly completed Form W-8 as applicable, from a holder of a Right or Rights prior to making any payment or distribution to such holder hereunder, the Rights Agent shall deduct and withhold the appropriate withholding tax from any payment made to such holder pursuant to the Code and the Treasury Regulations, and shall timely remit any amount withheld to the Internal Revenue Service or other appropriate governmental authority or authorized financial institution in accordance with the Code and the Treasury Regulations.

              (c) Should any issue arise regarding federal income tax reporting or withholding, the Rights Agent shall be entitled, in its sole discretion, to refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any other Person or entity for refraining from taking such action, unless the Rights Agent receives written instructions signed by the Company which eliminate such issue to the reasonable satisfaction of the Rights Agent. Such action may be subject to additional fees.

         Section 25. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 26. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

         Section 27. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 28. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


         IN WITNESS WHEREOF, the parties hereto have caused this Rights Agent Agreement to be duly executed and their respective corporate seals to be hereunder affixed and attested, all as of the day and year first above written.



Attest:  [SEAL]                             COMDISCO HOLDING COMPANY, INC.


/s/ Gina M. Andreotti                             /s/ Ronald C. Mishler
_______________________                     By: _______________________________
                                                Name:  Ronald C. Mishler
                                                Title: Chief Executive Officer





Attest:                                     MELLON INVESTOR SERVICES LLC




/s/ Ana M. Garcia                                   /s/ Editha Paras
_______________________                     By: _______________________________
                                                Name:  Editha Paras
                                                Title: Vice President

                                                                      Exhibit A
                                                                      ---------



               Comdisco Contingent Equity Distribution Agreement
                              Exhibit C-2 to Plan


Definitions.
------------

COMPANY means Reorganized Comdisco.

CREDITOR SECURITIES means Creditor Shares, PIK Notes and Senior Notes, including any notes or securities issued by the Company with respect thereto pursuant to the accrual of interest or any stock split, stock dividend, recapitalization or similar transaction.

CREDITOR SHARES means New Common Shares issued to holders of Allowed Claims in Class C-4 pursuant to Section 5.1(d)(v) of the Plan and any securities of the Company issued with respect thereto pursuant to a stock split, stock dividend, recapitalization or similar transaction.

DISTRIBUTIONS TO CREDITORS means, at any time, the sum of any and all cash or other property (other than Creditor Securities) distributed to holders of Allowed Claims in Class C-4 in respect of such Allowed Claims, including without limitation (i) the Net Available Comdisco Cash actually distributed to holders of Allowed Claims in Class C-4 pursuant to Section 5.1(d)(i) of the Plan, (ii) cash payments of principal, interest and premiums actually made in respect of the New Senior Notes and the New PIK Notes issued to holders of Allowed Claims in Class C-4, (iii) distributions of cash actually made to holders of Allowed Claims in Class C-4 from the proceeds of Trust Assets, (iv) distributions of cash or property in kind (other than Creditor Securities) actually made in respect of Creditor Securities, (specifically excluding therefrom any distributions made in respect of New Common Shares issued to holders of Claims or Interests in Class C-5A, C-5B, or to any other person or entity, including any securities issued by the Company or its subsidiary Affiliates with respect thereto pursuant to a stock split, stock dividend, recapitalization or similar transaction), plus (v) if, but only if, a Liquidity Event has occurred, the value of the consideration received or, if applicable, receivable by (or deemed to be received or receivable by), the holders of Creditor Shares in exchange for such Creditor Shares. No party to a Liquidity Event may assume any obligations to make, or otherwise make, payments under a Creditor Security that is not a Creditor Share (e.g. the New Senior Notes and the New PIK Notes) without also assuming obligations to make ongoing distributions under the Rights as if such successor was a party to the Plan. For the avoidance of doubt, any amounts held in the Disputed Claims Reserve shall not constitute a Distribution to Creditors unless and until distributed to the holder of an Allowed Claim.

In calculating the nominal value of distributions of property in kind received in respect of Creditor Securities, the same nominal value as is used by the Company for purposes of calculating the returns and upside sharing under the Management Incentive Plan, as determined by the Board of Directors of the Company, shall be used and shall be conclusive of the value of such distributions. In calculating the value of Creditor Shares in respect of a Liquidity Event, such Creditor Shares shall be given the value ascribed to them in connection with a merger or sale of the Company, or if no merger or sale is occurring, shall be given a value equal to the average closing price of the Creditor Shares during the twenty (20) trading days immediately preceding the occurrence of such Liquidity Event.

PRESENT VALUE OF DISTRIBUTIONS TO CREDITORS means, at any time, the present value of Distributions to Creditors discounted on a per annum basis from the date such distribution was made to the Effective Date using the per annum discount rate set forth in the footnotes on the last page of Appendix E to the Disclosure Statement with respect to the Plan and applicable to the sources of cash or other property comprising each distribution, except that the value of Creditor Shares that are includable in the case of a Liquidity Event as a Distribution to Creditors pursuant to clause (v) of the definition of Distributions to Creditors shall be discounted from the date the Liquidity Event occurs to the Effective Date at a per annum discount rate equal to 11.92%. In calculating the Present Value of Distributions to Creditors, the same categories of sources of distributed cash or property shall be used as are used in calculating the present value of returns and upside sharing under the Management Incentive Plan.

Capitalized terms otherwise used herein shall have the meaning given them in the First Amended Joint Plan of Reorganization of Comdisco, Inc. and Its Affiliated Debtors, as amended and confirmed (the "Plan").

1. RIGHTS. At the Effective Date, the Company shall distribute to holders of Allowed Comdisco Interests in Class C-5A and holders of Allowed Subordinated Claims in Class C-5B, in accordance with the Plan, freely transferable rights (the "Rights"). The Rights will require the Company, after the Present Value of Distributions to Creditors equals or exceeds 85% of the amount of Allowed Claims in Class C-4, at the election of the Company to either (a) issue to the holders of Rights the appropriate percentage of New Common Shares or (b) pay to the holders of Rights the applicable amounts of cash, or any combination of
(a) and (b), based upon the then-existing Present Value of Distributions to Creditors in accordance with the table below; provided, however, that the Company will be required only to issue New Common Shares pursuant to clause
(a) above and not have the right to elect to distribute cash if such election to distribute cash would preclude the tradeability of the Rights (as contemplated by Section 4 below of this Exhibit C-2). At the time
Distributions to Creditors reach a "Recovery Threshold" set forth below, the Company shall elect (subject to the foregoing caveat regarding tradeability) the form of consideration to be issued to holders of Rights (New Common Shares or distributions of cash, or a specified combination of the two), which election shall apply to the form of consideration to be issued to holders of Rights until the next higher Recovery Threshold is reached, at which time the Company may make a new election applicable to the form of future consideration to be issued to holders of Rights until the next Recovery Threshold is reached.

o After the Present Value of Distributions to Creditors equals or exceeds 85% of the amount of Allowed Claims in Class C-4 (the "85% Recovery Threshold"), the holders of Rights shall be entitled to receive, at the Company's election, either New Common Shares aggregating 3% of the total number of Creditor Shares then issued and outstanding (including any shares held in the Disputed Claims Reserve), or cash equal to 3% of all amounts constituting Distributions to Creditors in excess of such 85% Recovery Threshold, when and as such Distributions to Creditors are made, or in the case of a Liquidity Event, when such Liquidity Event occurs; or any such combination of New Common Shares and cash distributions.

o After the Present Value of Distributions to Creditors equals or exceeds 91% of the amount of Allowed Claims in Class C-4 (the "91% Recovery Threshold"), the holders of Rights shall be entitled to receive, at the Company's election, either New Common Shares aggregating 9% (i.e., an additional 6%) of the total number of Creditor Shares issued and outstanding (including any shares held in the Disputed Claims Reserve), or cash equal to 9% of all Distributions to Creditors in excess of such 91% Recovery Threshold, when and as such Distributions to Creditors are made, or in the case of a Liquidity Event, when such Liquidity Event occurs; or any such combination of New Common Shares and cash distributions.

o After the Present Value of Distributions to Creditors equals or exceeds 95% of the amount of Allowed Claims in Class C-4 (the 95% Recovery Threshold"), the holders of Rights shall be entitled to receive, at the Company's election, either New Common Shares aggregating 21% (i.e., an additional 12%) of the total number of Creditor Shares issued and outstanding (including any shares held in the Disputed Claims Reserve), or cash equal to 21% of all Distributions to Creditors in excess of such 95% Recovery Threshold, when and as such Distributions to Creditors are made, or in the case of a Liquidity Event, when such Liquidity Event occurs; or any such combination of New Common Shares and cash distributions.

o After the Present Value of Distributions to Creditors equals or exceeds 100% of the amount of Allowed Claims in Class C-4 (the "100% Recovery Threshold"), the holders of Rights shall be entitled to receive, at the Company's election, either New Common Shares aggregating 37% (i.e., an additional 16%) of the total number of Creditor Shares issued and outstanding (including any shares held in the Disputed Claims Reserve), or cash equal to 37% of all Distributions to Creditors in excess of such 100% Recovery, when and as such Distributions to Creditors are made, or in the case of a Liquidity Event, when such Liquidity Event occurs; or any such combination of New Common Shares and cash distributions.

In consideration for the Rights, the holders of Rights agree to be bound and limited by the purposes of the Company as set forth in the Certificate of Incorporation and By-laws. Regardless of the form of the Right, prior to the issuance of New Common Shares to the holders of Rights, a Rights holder shall have no rights as a stockholder. Except to assert in the Bankruptcy Court (or, if the Bankruptcy Court no longer has jurisdiction, in any court of competent jurisdiction) (i) enforcement of their rights under the Plan or (ii) claims based upon fraud or other willful misconduct, the holders of Rights shall have no right or standing to, and agree not to, institute suit or make any claim against the Company or its directors or officers arising out of the Rights or the related Plan provisions (a) so long as any New Senior Notes or any New PIK Notes are outstanding, without the written consent of the holders of at least two-thirds in amount and one-half in number of the outstanding New Senior Notes and New PIK Notes, and (b) after the New Senior Notes and the New PIK Notes have been fully paid and discharged, without the consent of the holders of two-thirds of the New Common Shares. The consent of a majority in amount of each of the New Senior Notes and the New PIK Notes, and a majority of the issued and outstanding New Common Shares, as applicable, shall be required to conduct such a vote. The holders of Rights hereby acknowledge and agree that holders of New Senior Notes, New PIK Notes, and New Common Shares shall have and owe no duties whatsoever, whether under the Plan, in contract, by statute, by case law, in equity or otherwise, to the holders of Rights to cause any vote to be taken or to consent to the institution or making of any claim or lawsuit and may act solely in their own self-interest with respect to all such matters. Nothing herein shall be construed to give a holder of Rights any right or standing that a Rights holder does not otherwise have under applicable law to assert claims based upon fraud or other willful misconduct, and nothing herein shall constitute an agreement or admission that a holder of Rights has standing or is entitled to assert such claims under applicable law.

2.   LIQUIDITY EVENTS. Liquidity Events shall consist of:

               (i)        consummation of a merger;

              (ii) closing of the sale of more than 80% of the issued and outstanding New Common Shares of the Company in a transaction or series of related transactions to a person or a group of persons acting in concert through tender offer or otherwise; or

             (iii) provided that the New Senior Notes and the New PIK Notes have been fully paid and discharged, if, but only if, the Company's shareholders rescind the first two sentences of Clause THIRD of the Certification of Incorporation(*), at any time for a period of twenty (20) consecutive trading days thereafter the Present Value of Distributions to Creditors, based upon the mean average closing price of the Creditor Shares during each of such twenty (20) trading days, equals or exceeds the 85% Recovery Threshold.

____________________
(*) THIRD: The business purpose of the Corporation is to sell, collect or otherwise reduce to money the assets of the Corporation in the ordinary course in an orderly manner, pay and discharge the Corporation's liabilities and distribute any excess to the Corporation's shareholders in the form of dividends or other distributions. The Corporation shall not be permitted to engage in any activities inconsistent with the foregoing purpose. The Corporation may engage in any lawful transaction of any or all lawful purposes for which corporations may be incorporated under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL") to accomplish that business purpose.




3. EARLY LIQUIDATION. Upon the occurrence prior to one year after the Effective Date of (i) a Liquidity Event under clauses (i) or (ii) of Section 2 above of this Exhibit C-2, or (ii) consummation of the sale of all or substantially all of the assets of the Company in a single transaction or a series of related transactions, in either case that results in a Present Value of Distributions to Creditors that equals or exceeds the 85% Recovery Threshold, the Rights holders in the aggregate shall receive a minimum distribution in cash of Three Million Dollars ($3,000,000).

4. NASDAQ OTC TRADING. The Company will use reasonable efforts to have the New Common Shares tradeable on the NASDAQ OTC quotation service (or BBX quotation service when that comes into effect), and to maintain such trading status. The Company will include information regarding the Present Value of Distributions to Creditors in its annual and quarterly reports filed with the Securities and Exchange Commission.

                                                                      Exhibit B
                                                                      ---------

                           Form of Right Certificate


     THIS RIGHT CERTIFICATE IS SUBJECT TO ALL OF THE TERMS, PROVISIONS AND CONDITIONS OF A RIGHTS AGENT AGREEMENT, DATED AUGUST 12, 2002, AND THE
         FIRST AMENDED JOINT PLAN OF REORGANIZATION OF COMDISCO, INC.,
        AND ITS AFFILIATED DEBTORS, COPIES OF WHICH ARE AVAILABLE UPON
            WRITTEN REQUEST TO THE COMPANY'S EXECUTIVE OFFICES AT
            6111 NORTH RIVER ROAD, ROSEMONT, ILLINOIS 60018-5159.

Certificate No. R-_____                                           ______ Rights
CUSIP No. 200334 11 8

                   Contingent Distribution Right Certificate

                        COMDISCO HOLDING COMPANY, INC.

         This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agent Agreement, dated as of August 12, 2002 (the "Rights
Agent Agreement"), between Comdisco Holding Company, Inc., a Delaware corporation (the "Company"), and Mellon Investor Services LLC (the "Rights Agent"), to receive certain Rights Distributions from the Company, as provided in the Rights Agent Agreement.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agent Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agent Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agent Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent. The Company will mail to the holder of this Right Certificate a copy of the Rights Agent Agreement without charge after receipt of a written request therefor.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder receive a like portion of the Rights Distributions as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to receive.

         No fractional New Common Shares will be issued in respect of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agent Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as __________ of , _____.



Attest:                                          COMDISCO HOLDING COMPANY, INC.



_______________________                          By:___________________________
[Title]                                              [Title]



Countersigned:

Mellon Investor Services LLC, as Rights Agent


By: ______________________________
     Authorized Signature

       Form of Reverse Side of Contingent Distribution Right Certificate

                              FORM OF ASSIGNMENT
                              ------------------

               (To be executed by the registered holder if such
              holder desires to transfer the Right Certificate.)



         FOR VALUE RECEIVED _____________________________ hereby sells, assigns and transfers unto ____________________________________________________
_______________________________________________________________________________
                     (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____ , Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated: _______________, ____


                                                ______________________________
                                                         Signature



Signature Guaranteed:



         Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.


-------------------------------------------------------------------------------


                                    NOTICE
                                    ------

         The signature in the foregoing Form of Assignment must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.